PROMISSORY NOTE





$100,000                              Dulles, Virginia
                                          July 1, 1998




    FOR VALUE RECEIVED, the undersigned (the "Maker"), promises to pay Fairchild Holding Corp. (the "Company") the principal sum of $100,000, together with interest at 5.48% per annum (the "Applicable Rate"), payable at the offices of the Company in Dulles, Virginia, on October 1, 1998.

    The  obligation  represented  by  this  Note  shall
constitute  the general obligation of  the  Maker.   It
shall  constitute a default hereunder if the  principal
and  interest  is  not paid when due and  payable.   If
Maker fails to pay principal and interest when due, the Note, plus accrued interest, will continue to bear interest at the Applicable Rate from the date the Loan is due and as long as any principal and interest remain outstanding.

    The  Maker  waives  all exemptions  to  the  extent
permitted  by  law,  diligence in  collection,  demand,
presentment for payment, protest, and notice of protest
and  of  non-payment.   Time  is  of  the  essence   in
connection with this Note, which shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware.

   IN WITNESS WHEREOF, this Note has been duly executed by the undersigned Maker on the date first above written.






                                             Robert A.
Sharpe